Exhibit 5.1

Michael M. Stewart
Direct Tel: (405) 235-7747	michael.stewart@crowedunlevy.com
Direct Fax: (405) 272-5238
February 15, 2008
GMX Resources Inc.
One Benham Place, Suite 600
9400 North Broadway
Oklahoma City, Oklahoma 73114
Ladies and Gentlemen:
We have acted as counsel for GMX Resources Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-134911) (the “Registration Statement”) and an abbreviated Registration Statement on Form S-3 (Registration No. 333-149170) (the “Abbreviated Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Registration Statement filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement shall be deemed to include the Abbreviated Registration Statement. The Registration Statement first became effective on July 3, 2006 and the Abbreviated Registration Statement became effective on February 11, 2008. We have also participated in the preparation of the prospectus supplement dated February 11, 2008 (the “Prospectus”) to the base prospectus dated July 3, 2006 included in the Registration Statement (the “Base Prospectus”) relating to the offering and sale of up to 3,230,766 shares (3,846,150 shares if the initial purchasers of the Company’s 5.00% Convertible Senior Notes due 2013 exercise their over-allotment option) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to an Underwriting Agreement dated February 11, 2008 (the “Underwriting Agreement”) by and among the Company, Jefferies & Company, Inc. (the “Underwriter”) and Jefferies Funding LLC (the “Share Borrower”) and to a Share Lending Agreement dated February 11, 2008 (the “Share Lending Agreement”) by and among the Company, the Share Borrower and the Underwriter.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company’s Restated Certificate of Incorporation, as amended (together with the related Certificates of Designation), and Amended and Restated Bylaws; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the Prospectus; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

TULSA	OKLAHOMA CITY	NORMAN
500 KENNEDY BUILDING	20 NORTH BROADWAY, SUITE 1800	THE HIPOINT OFFICE BUILDING
321 SOUTH BOSTON AVENUE	OKLAHOMA CITY, OK 73102-8273	2500 SOUTH MCGEE, SUITE 140
TULSA, OK 74103-3313	TEL: 405.235.7700 • FAX: 405.239.6651	NORMAN, OK 73072-6705
TEL: 918.592.9800 • FAX: 918.592.9801		TEL: 405.321.7317 • FAX: 405.360.4002

www.crowedunlevy.com

GMX Resources Inc.
February 15, 2008

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; and (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents.
Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when issued and paid for as contemplated in the Underwriting Agreement and the Share Lending Agreement, will be legally issued, fully paid and non-assessable.
We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of Oklahoma, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Base Prospectus and the Prospectus forming a part of the Registration Statement in each case under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
No opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the law in existence on the date of this letter, and we assume no responsibility or obligation to monitor any change in any such law or to modify this opinion as a result thereof.

Very truly yours, Crowe & Dunlevy, A Professional Corporation
By:	/s/ Michael M. Stewart
Michael M. Stewart
For the Firm